EXHIBIT 10r2


                     [Letterhead of American Brands, Inc.]

                                                     November 28, 1994

Mr. Gilbert L. Klemann, II
25 Hope Farm Road
Greenwich, Connecticut  06830

Dear Mr. Klemann:

                  Reference is made to the agreement dated January 2, 1991 American Brands, Inc. (the "Company") and you covering the Company's obligation to make certain payments and provide certain benefits in the event of a termination of your employment following a change in control of the Company, as amended (the "Agreement").

                  It was the parties' intent in the Agreement that, following a change in control of the Company, your entitlement to all benefits being provided to you under the Company's benefit programs immediately prior to the change in control be protected. Because of the recent adoption of the supplemental tax deferred and related Company matching award provisions to the Company's Supplemental Retirement Plan, the adoption of amendments to the Company's l990 Long-Term Incentive Plan and in order to provide for a prorated incentive compensation award for the year in which your termination of employment might occur, and to further reflect the intent of the parties to the Agreement, it is hereby agreed that the Agreement is amended as follows:

                  1. Section 1(c)(iii) of the Agreement is amended by changing the last sentence thereof as follows:

                  "For the purposes hereof such benefit plans shall include, but not be limited to, the provisions for incentive compensation under Article XII of the By-laws of the Company and the Company's Retirement Plan, Supplemental Retirement Plan (including the supplemental profit-sharing and supplemental tax deferred and related Company matching award provisions thereof), Profit-Sharing Plan (including the tax deferred and related Company matching contributions thereof) and Long-Term Incentive Plan."

                  2. Section 2(b)(ii)(A)(2) and (3) is hereby amended as follows:

                  "(2) the greater of the amount that was awarded to you under
                  Article XII of the Company's By-laws as in effect at the time of a Change in Control for the year immediately preceding the year in which the Change in Control occurs (but, for any such immediately preceding year as to which the award has not been determined and paid at the time of the Change in Control, not less than the amount that you would have received if you had been allotted the same percentage of the total amount available for allotment for the year immediately preceding the year in which the Change in Control occurs as the percentage allotted to you for the last year prior to the Change in Control for which an award was actually paid) and the amount awarded to you under such Article XII for the year immediately preceding the year in which a Notice of Termination is given, plus (3) the greater of the amount that was allocated to your account under the Company's Profit-Sharing Plan (including the Company 401(k) matching contribution thereunder) and the supplemental profit-sharing provisions (including the Company matching award related to the supplemental tax deferred amounts therein) of the Supplemental Plan (as defined in
                  Section 2(d)), each as in effect at the time of a Change in Control, for the year immediately preceding the year in which the Change in Control occurs and that amount that would have been required to be so allocated to you under each such plan for the year immediately preceding the year in which a Notice of Termination is given . . ."

                  3. Section 2 is hereby amended by adding a new last paragraph thereto as follows:

                  "If the Company shall terminate your employment other than for Disability or Cause or if you shall terminate your employment for Good Reason subsequent to a Change in Control, the Company shall pay to you as incentive compensation for the period through the Termination Date:

                             (i) the unpaid portion of the amount awarded to you
                        as incentive compensation under Article XII of the Company's By-laws for the calendar year immediately preceding the year in which the Termination Date occurs (but, for any such immediately preceding year as to which the award has not been determined and paid at the time of the Change in Control, not less than the amount that you would have received if you had been allotted the same percentage of the total amount available for allotment for such year as the percentage awarded to you for the most recent year for which an award was actually paid) in a lump sum on the fifth day following the Termination Date; and

                             (ii) incentive compensation under Article XII of
                        the Company's By-laws as in effect at the time of a Change in Control for the calendar year in which the Termination Date occurs, in an amount equal to the amount you would have received thereunder if you had been allotted a percentage of the total amount available for allotment for the year in which your Termination Date occurs equal to the same percentage of the total amount available for allotment as had been allotted to you for the year immediately preceding the year in which the Change in Control occurs (but, for any such immediately preceding year as to which the award has not been determined and paid at the time of the Change in Control, not less than the amount that you would have received if you had been allotted the same percentage of the total amount available for allotment for the year immediately preceding the year in which the Change in Control occurs as the percentage allotted to you for the last year prior to the Change in Control for which an award was actually paid) or, if greater, the same percentage as allotted to you for the year immediately preceding the year in which a Notice of Termination is given, with such incentive compensation amount prorated for the portion of the year through the Termination Date and paid at the time awards thereunder are paid under the terms of such Article XII as in effect immediately prior to the Change in Control."

                  Except as amended hereby, all provisions of the Agreement remain in full force and effect.

                                                     Sincerely,

                                                     AMERICAN BRANDS, INC.

                                                     By    Steven C. Mendenhall
                                                           --------------------
                                                           Steven C. Mendenhall
                                                           Vice President and
                                                           Chief Administrative
                                                           Officer

Agreed to this 4th day of
January, l995

Gilbert L. Klemann, II
----------------------
Gilbert L. Klemann, II





NY2:32618.01